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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 7 to Form S-1 of our report dated June 12, 2000, except as to the second paragraph of Note 1 which is as August 1, 2000 relating to the consolidated financial statements of OmniSky Corporation, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.





/s/ PricewaterhouseCoopers LLP

San Jose, California
September 20, 2000